EXHIBIT 10.8

AMENDMENT TO
7% SENIOR SECURED CONVERTIBLE DEBENTURE
SERIES 06-01C DUE MARCH 10, 2008

Holder:   Double U Master Fund LP

This Amendment (“Amendment”) to 7% Senior Secured Convertible Debenture Series 06-01C due March 10, 2008 (the “Debenture”), is entered into between Rim Semiconductor Company, a Utah corporation (the “Company”) and the Holder named above.  Terms not otherwise defined or amended herein shall have the meanings ascribed to them in the Debenture.

The Parties agree to amend certain terms of the Debenture, as follows, effective as of March 17, 2008.

1.	Maturity Date. Holder and the Company agree that the “Maturity Date” of the Debenture shall be September 17, 2008.

2.
June 30, 2008 Interest Payment.  Notwithstanding anything otherwise set forth in the Debenture, the Company agrees to pay Holder all interest accrued on the Debenture as of June 30, 2008 in cash on the date set forth in the next sentence, and waives the Company’s right to make such interest payment in the Company’s common stock.  In consideration of Company’s waiver of its right to make such interest payment in common stock, Holder agrees to defer the Interest Payment Date with respect to the June 30, 2008 accrued interest until the Maturity Date.  Company agrees to pay interest on such deferred interest amount, in cash at a rate of 7% per annum, on the Maturity Date.

3.
Twenty Percent Premium on Principal Amount; Consideration.  As of the date of this Amendment, the remaining principal amount of Holder’s Debenture is $150,000.  In consideration of Holder’s execution of this Amendment and extension of the Maturity Date to September 17, 2008, the Company agrees that the remaining principal amount of the Debenture shall be deemed to be $180,000; provided, however, that $30,000 of the principal amount and any interest that shall accrue thereon after the date hereof (including interest on the deferred interest amount described in paragraph 2 above) shall not be convertible at any time into shares of the Company’s common stock and must be paid in cash, by the Company, on the Maturity Date.

4.	No Default. Holder hereby agrees that as of the date hereof, no “Event of Default” has occurred under the Debenture.

5.
Execution Date.  This Amendment and the terms contained herein shall be considered null and void if a copy of this Amendment executed by Holder is not received by the Company by mail, fax or email by 5pm, Pacific time, on March 17, 2008.  Contact information is set forth on the signature page hereto.

This Amendment, the Debenture, and all other written agreements between the Company and Holder set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as expressly amended herein and as such amendment may require additional amendment to specific terms and conditions, with such amendment being deemed made hereby, all of the terms and provisions of the Debenture, and all other documents and agreements between the Company and Holder shall continue in full force and effect and the same are hereby ratified and confirmed.  In connection with this Amendment and the transactions contemplated hereby, each of the parties agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its respective obligations under this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of March 17, 2008.

HOLDER:
DOUBLE U MASTER FUND LP

By: /s/ illegible
Name: ________________________
Title:   Navigator Management Ltd.
Authorised Signatory

RIM SEMICONDUCTOR COMPANY

By: /s/ Brad Ketch
Brad Ketch
President and Chief Executive Officer

Rim Semiconductor Company
305 NE 102nd Ave, Suite 350
Portland, OR 97220
Fax:  503.257.6622
Email: BKetch@rimsemi.com

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